News Release

Amkor Technology Reports Financial Results for the Third Quarter 2014

Third Quarter 2014

•	Net sales $813 million

•	Gross margin 18.8%

•	Net income $47 million

•	Earnings per diluted share $0.20

CHANDLER, Ariz. - October 27, 2014 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2014, with net sales of $813 million, net income of $47 million, and earnings per diluted share of $0.20.

"We delivered record sales this quarter, driven by gains in the mobile device market," said Steve Kelley, Amkor's president and chief executive officer. "Sales grew 6% sequentially and year-over-year, following 10% sequential growth in the second quarter. We had expected even stronger growth in Q3, but fell short of our goal, primarily due to reduced demand for high-end Android smartphones."

Selected financial information for the third quarter 2014 is as follows:

•	Net Sales: $813 million, up 6% from $767 million in the prior quarter, and up 6% from $768 million in the third quarter of 2013

•	Gross Margin: 18.8%, compared to 19.6% in the prior quarter, and adjusted gross margin of 19.7% in the third quarter of 2013

•
Net Income: $47 million, compared to net income of $50 million in the prior quarter, and adjusted net income of $35 million in the third quarter of 2013. Second quarter 2014 net income includes a net gain of $18 million related to the sale of a subsidiary to J-Devices

•
Earnings Per Diluted Share: $0.20, compared to earnings per diluted share of $0.21 in the prior quarter, and adjusted earnings per diluted share of $0.15 in the third quarter of 2013. Second quarter 2014 earnings per diluted share includes $0.08 related to the sale of a subsidiary to J-Devices

“Although we saw solid sales growth in the quarter, gross profit remained flat as we invested in our infrastructure ahead of the originally expected higher levels of demand,” said Joanne Solomon, Amkor's executive vice president and chief financial officer.

The adjusted gross margin, adjusted net income and adjusted earnings per diluted share information presented above excludes loss contingency charges relating to our pending patent license litigation and are non-GAAP measures. The loss contingency charge was $11 million ($10 million, net of tax) in the third quarter of 2013. Selected operating data for all periods discussed above, and a reconciliation to the comparable GAAP measures, are included in a section below before the financial statements.

Cash and cash equivalents were $486 million, and total debt was $1.5 billion, at September 30, 2014.

Business Outlook

“Looking ahead to the fourth quarter, we see growth in mobile communications, offset by seasonal declines in the consumer, computing and industrial end markets," noted Kelley.

Based upon currently available information, we have the following expectations for the fourth quarter 2014:

•	Net sales of $755 million to $805 million, down 1% to 7% from the prior quarter

•	Full year 2014 net sales of $3,030 million to $3,080 million, up 3% to 4% from the prior year

•	Gross margin of 17% to 20%

•	Net income of $17 million to $41 million, or $0.07 to $0.17 per diluted share

•	Full year 2014 capital expenditures of around $675 million

Conference Call Information

Amkor will conduct a conference call on Monday, October 27, 2014, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 9026503). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's filings with the Securities and Exchange Commission and at Amkor's website: www.amkor.com.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Investor Relations and Corporate Communications
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

Since the fourth quarter 2013, we have reported net sales data by the following categories: advanced products and mainstream products. We have also provided quarterly and annual net sales and packaged units for 2012 and 2013 under these revised net sales reporting categories at the Investor Relations section of our website at www.amkor.com.

	Q3 2014	Q2 2014	Q3 2013
Net Sales Data:
Net sales (in millions):
Advanced products*	$411	$364	$349
Mainstream products**	402	403	419
Total net sales	$813	$767	$768

Packaging services	86%	86%	85%
Test services	14%	14%	15%

Net sales from top ten customers	60%	58%	63%

Packaged units (in millions):
Advanced products*	1,012	910	746
Mainstream products**	3,545	3,379	3,101
Total packaged units	4,557	4,289	3,847

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	56%	53%	53%
Consumer (television, set top boxes, gaming, portable media, digital cameras)	13%	15%	15%
Automotive, industrial and other (infotainment, safety, performance, comfort)	11%	12%	10%
Networking (servers, routers, switches)	11%	11%	11%
Computing (PCs, hard disk drive, printers, peripherals, servers)	9%	9%	11%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	37.5%	37.2%	39.0%
Labor	14.1%	14.0%	14.1%
Other manufacturing	29.6%	29.2%	27.2%
Loss contingency	—%	—%	1.3%
Gross margin	18.8%	19.6%	18.4%

Earnings per Share Data:
Net income attributable to Amkor - basic	$47	$50	$25

Adjustment for dilutive securities on net income:
Interest on 6.0% convertible notes due 2014, net of tax	—	—	1
Net income attributable to Amkor - diluted	$47	$50	$26

Weighted average shares outstanding - basic	236	233	216
Effect of dilutive securities:
Stock options	1	1	—
6.0% convertible notes due 2014	—	3	19
Weighted average shares outstanding - diluted	237	237	235

Net income attributable to Amkor per common share:
Basic	$0.20	$0.21	$0.12
Diluted	$0.20	$0.21	$0.11

*Advanced products include flip chip and wafer-level processing and related test services
**Mainstream products include wirebond packaging and related test services and since August 1, 2013, include the results of our newly acquired power discrete business in Malaysia which has a high volume of units relative to revenue

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide adjusted gross margin, adjusted net income and adjusted earnings per diluted share for the third quarter 2013. We present these non-GAAP amounts to demonstrate the impact of the loss contingency we recognized related to our pending patent license litigation. These measures have limitations, including that they exclude the charges for the arbitration panel award, which is an amount that the company may ultimately have to pay in cash. Furthermore, the final outcome of our litigation relating to the patent license dispute depends on a number of complex factors, including whether we receive favorable rulings in pending proceedings and other factors. Therefore, the final amount of the loss may be more than the amount we have recognized. Accordingly, these measures should be considered in addition to, and not as a substitute for, or superior to, net sales, gross margin, net income and earnings per diluted share prepared in accordance with U.S. GAAP. Below is the reconciliation of adjusted gross margin, adjusted net income and adjusted earnings per diluted share to U.S. GAAP gross margin, net income and earnings per diluted share.

Non-GAAP Financial Measures Reconciliation:
Q3 2013
Gross margin	18.4%
Plus: Loss contingency divided by net sales	1.3%
Adjusted gross margin	19.7%

(In millions)
Net income	$25
Plus: Loss contingency, net of tax	10
Adjusted net income	$35

Earnings per diluted share	$0.11
Plus: Loss contingency per diluted share	0.04
Adjusted earnings per diluted share	$0.15

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Net sales	$812,824	$767,987	$2,276,327	$2,201,575
Cost of sales	659,607	626,979	1,843,576	1,807,235
Gross profit	153,217	141,008	432,751	394,340
Selling, general and administrative	61,600	64,347	191,698	189,524
Research and development	16,437	18,647	59,561	47,261
Total operating expenses	78,037	82,994	251,259	236,785
Operating income	75,180	58,014	181,492	157,555
Interest expense	23,780	26,104	70,039	71,921
Interest expense, related party	1,243	1,243	3,727	7,927
Other (income) expense, net	(9,626)	(4,328)	(15,289)	6,326
Total other expense, net	15,397	23,019	58,477	86,174
Income before taxes and equity in earnings of unconsolidated affiliate	59,783	34,995	123,015	71,381
Income tax expense	14,985	12,170	32,425	5,961
Income before equity in earnings of unconsolidated affiliate	44,798	22,825	90,590	65,420
Equity in earnings of J-Devices	3,372	3,179	29,169	4,679
Net income	48,170	26,004	119,759	70,099
Net income attributable to noncontrolling interests	(1,073)	(655)	(2,508)	(1,641)
Net income attributable to Amkor	$47,097	$25,349	$117,251	$68,458

Net income attributable to Amkor per common share:
Basic	$0.20	$0.12	$0.51	$0.38
Diluted	$0.20	$0.11	$0.50	$0.33

Shares used in computing per common share amounts:
Basic	236,337	216,499	228,733	176,839
Diluted	237,509	235,143	236,672	235,119

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2014	December 31, 2013
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$485,592	$610,442
Restricted cash	2,681	2,681
Accounts receivable, net of allowances	483,330	385,542
Inventories	229,557	200,423
Other current assets	69,225	33,328
Total current assets	1,270,385	1,232,416
Property, plant and equipment, net	2,258,870	2,006,553
Investments	128,444	105,214
Restricted cash	2,209	2,234
Other assets	100,033	80,881
Total assets	$3,759,941	$3,427,298

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$10,000	$61,350
Trade accounts payable	626,609	365,334
Accrued expenses	292,619	264,252
Total current liabilities	929,228	690,936
Long-term debt	1,450,969	1,516,390
Long-term debt, related party	75,000	75,000
Pension and severance obligations	158,793	165,073
Other non-current liabilities	14,881	14,959
Total liabilities	2,628,871	2,462,358

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	282	262
Additional paid-in capital	1,877,452	1,812,530
Accumulated deficit	(530,097)	(647,348)
Accumulated other comprehensive loss	(17,478)	(255)
Treasury stock	(212,797)	(211,449)
Total Amkor stockholders’ equity	1,117,362	953,740
Noncontrolling interests in subsidiaries	13,708	11,200
Total equity	1,131,070	964,940
Total liabilities and equity	$3,759,941	$3,427,298

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income	$119,759	$70,099
Depreciation and amortization	340,089	302,007
Loss on debt retirement	—	11,619
Gain on sale of subsidiary to J-Devices	(9,155)	—
Other operating activities and non-cash items	(27,811)	(12,728)
Changes in assets and liabilities	(17,214)	4,248
Net cash provided by operating activities	405,668	375,245

Cash flows from investing activities:
Payments for property, plant and equipment	(442,308)	(402,004)
Proceeds from sale of property, plant and equipment	2,170	26,505
Acquisition of business, net of cash acquired	—	(41,865)
Cash transferred on sale of subsidiary to J-Devices, net of proceeds	(15,774)	—
Payments from J-Devices	—	8,843
Investment in J-Devices	—	(67,372)
Other investing activities	(389)	(1,015)
Net cash used in investing activities	(456,301)	(476,908)

Cash flows from financing activities:
Borrowings under revolving credit facilities	—	5,000
Payments under revolving credit facilities	—	(5,000)
Proceeds from issuance of long-term debt	80,000	293,000
Payments of long-term debt	(140,000)	—
Payments for debt issuance costs	—	(3,216)
Payments for the retirement of debt	—	(11,619)
Payment of deferred consideration for an acquisition	(18,763)	—
Proceeds from the issuance of stock through share-based compensation plans	5,826	—
Payments of tax withholding for restricted shares	(1,348)	(234)
Net cash (used in) provided by financing activities	(74,285)	277,931

Effect of exchange rate fluctuations on cash and cash equivalents	68	1,994

Net (decrease) increase in cash and cash equivalents	(124,850)	178,262
Cash and cash equivalents, beginning of period	610,442	413,048
Cash and cash equivalents, end of period	$485,592	$591,310

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature and cyclicality of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•
the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters, including the final outcome in the pending patent license litigation and the impact of other legal proceedings;

•
the negative impact on economic growth resulting from the action or inaction of the U.S. government relating to federal income tax increases for individuals or corporations, the federal debt ceiling, the federal deficit and government spending restrictions or shutdowns;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of an economic slowdown in China, the U.S. and other major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and exchange rate fluctuations;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2013 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.